UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 22, 2026

ARES SPORTS, MEDIA AND ENTERTAINMENT OPPORTUNITIES LP
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56791	33-2101199
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Avenue of the Stars, Suite 1400, Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 201-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 22, 2026, Paul Cho informed the board of directors of Ares Sports, Media and Entertainment Opportunities LP (the “Fund”) and Ares SME Management O GP LLC, the general partner of the Fund (the “General Partner”), of his intention to step down from his position as Co-Chief Accounting Officer, effective October 31, 2026. Paul Cho will continue to serve within the finance and accounting function of Ares Management Corporation. Paul Cho’s decision to step down was not based on the result of any disagreement regarding the Fund’s operations, policies or practices.

On October 27, 2026, the General Partner appointed Kimberly Zaccagnino, the Fund’s Co-Chief Accounting Officer, as the Fund’s sole Chief Accounting Officer and designated her as the Fund’s Principal Accounting Officer, in each case, effective October 31, 2026. Effective October 31, 2026, Scott C. Lem will cease to serve as the Fund’s Principal Accounting Officer and will continue to serve as its Chief Financial Officer, Treasurer and Principal Financial Officer.

Kimberly Zaccagnino has served as the Fund’s Co-Chief Accounting Officer since its inception. Information regarding Kimberly Zaccagnino’s business experience is set forth under “Item 5. Directors and Executive Officers—Biographical Information—Executive Officers” in the Fund’s Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission on December 15, 2025 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES SPORTS, MEDIA AND ENTERTAINMENT OPPORTUNITIES LP

Date: October 27, 2026

	By:	/s/ SCOTT C. LEM
	Name:	Scott C. Lem
	Title:	Chief Financial Officer and Treasurer